SEPARATION, RELEASE AND CONSULTING AGREEMENT

SEPARATION, RELEASE AND CONSULTING AGREEMENT dated as of January 19, 2007 (this "Agreement") by and between among PACIFICAP ENTERTAINMENT HOLDINGS, INC., a Nevada corporation (herein referred to herein as the "Company") and ED LITWAK ("Executive").

RECITALS

WHEREAS Executive has provided valuable services and has made significant contributions to the Company during the course of his employment with the Company;

WHEREAS in consideration of Executive entering into and providing certain services to the Company under this Agreement, the Company (on behalf of itself and its affiliates, agents, successors and assigns) has agreed to provide a general release of claims against the Executive;

WHEREAS Executive and the Company have agreed to provide mutual general release of claims against the Company and its affiliates, agents, successors and assigns in exchange for the Payments (as defined below) including, but not limited to claims involving the Broadcast Division;

WHEREAS (i) in consideration of Executive's release of claims against the Company, (ii) as severance upon Executive's ceasing to be employed by the Company, (iii) as a bonus in recognition of Executive's past service and contributions to the Company; and (iv) in consideration of Executive's other agreements contained herein, the Company has agreed to make to Executive certain payments of cash; and

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

1. Effectiveness. This Agreement shall be effective upon the first date indicated above, the "Effective Date."

2. Services. In consideration for the Company's making the Payments in accordance with the terms of the Agreement, Executive agrees to waive his ability to terminate his employment under Sections 7(d) of the Employment Agreement dated as of September 18, 2003 by and between Executive and the Company (the "Employment Agreement") and to continue his employment with the Company through the Effective Date (but in no event later than January 20, 2007).

3. Termination.

(a) The parties agree that as of the Effective Date, Executive's employment with the Company shall terminate and, except as explicitly set forth herein, neither Executive nor the Company shall have any further rights or obligations under the Employment Agreement including, without limitation, any obligations for continued benefits, life insurance, automobile, vacation, key man life insurance or expense reimbursement.

(b) The Company acknowledges that it owes Executive a total of $449,247.34 in accrued expenses, and $247, 023 in unpaid salary, and the parties have agreed to reduce the total reimbursable salary and expenses to $217,000 payable as follows:

(i) $25,000 immediately upon execution of this agreement;

(ii) $3,000 on the first of every month, beginning February 1, 2007, for Sixty Four (64) consecutive months. In the event of non payment in accordance with this Section

3(b), an issuance of unrestricted securities shall be issuable immediately by Company to Executive in an amount equal to the moneys owed;

(iii) in the event of default, which shall be deemed to have occurred upon five business days of a missed payment, Company shall have 60 days to cure such default, with cash or unrestricted Common Stock, after which time a $1,500 per month penalty shall be added to each $3,000 installment missed.

4. Executive Release.

(a) In exchange for the agreement of the Company to enter into this Agreement and in consideration of the payments and promises by the Company in this Agreement, including payments to which the Executive would not otherwise be entitled, the Executive for himself and on behalf of his agents, assignees, attorneys, heirs and executors hereby forever releases (the "Release") the Company, and all of its respective past, present and future subsidiaries, divisions, affiliates, officers, directors, stockholders, partners, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, successors and assigns, in their individual and/or representative capacities (hereinafter collectively referred to as the "Employer"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever ("Claims" and, excluding any Permitted Claims (defined below), referred to herein as "Released Claims") that Executive or Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have or, with respect to clause (y) below only, may hereafter acquire against the Employer, whether known or unknown to Executive, by reason of Executive's employment and/or cessation of employment with the Employer, or otherwise involving facts that occurred on or prior to the Effective Date. Notwithstanding the foregoing, Executive does not hereby provide any release and does not waive any claims seeking (i) enforcement of this Agreement, (ii) salary accrued but unpaid as of the date hereof, and any further salary accrued from the date hereof to the Effective Date, (iii) claims for indemnification as a former officer and director of Company and its affiliates or (iv) claims for fraud ("Permitted Claims"). Released Claims include, without limitation, (v) any and all Claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Civil Rights Act of 1871, the Civil Rights Act of 1866, the Equal Pay Act of 1963, the Older Workers Benefit Protection Act of 1990, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other Federal, state or local laws, statutes, rules and regulations pertaining to employment discrimination or termination of employment, and (vi) any and all claims under state contract or tort law or other applicable law and any claims for wrongful discharge, abusive termination, breach of contract, retaliation, conspiracy, negligent hiring, retention or supervision, defamation, intentional infliction of emotional distress or any compensation claims or any wage payment or employee benefit (other than those included in Permitted Claims), whistle blower or fair employment practices statute, rule or regulation of any jurisdiction governing the Employer or any of its Affiliates or under the common law. In any action brought by or on behalf of the Executive in contravention of this release, the Employer shall be entitled to recover attorneys' fees and court costs, in addition to seeking any other relief available.

(b) Executive represents and covenants that Executive has not filed, and shall not hereafter file, any Released Claim against the Employer relating to Executive's employment and/or cessation of employment with the Employer, or otherwise involving facts that occurred on or prior to the Effective Date.

(c) Executive has read the terms of this Release carefully, has been given at least 21 days to consider all of its terms, has been advised to consult with an attorney and any other advisors of Executive's choice, and fully understands that by signing below Executive is giving up any right that Executive may have to sue or bring any other Released Claims against the Employer. Executive has not been forced or pressured in any manner whatsoever to sign this Release, and Executive agrees to all of its terms voluntarily. Executive understands that he has 7 days from the date of this Agreement to revoke the portion of this Agreement releasing Claims under ADEA, that the portion of this Release and the Agreement releasing claims under ADEA shall not become effective until the 8th day following the date

that he has signed this Agreement, and that if Executive revokes this portion of the Release and the Agreement, Executive shall not be deemed to have released Claims under ADEA and the Company shall have no obligation to make the Payments.

(d) Executive agrees that he shall not make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the Company, or any other of their affiliates, or any other Person within the Company or any of their affiliates, any of their affairs or operations, or the personal or professional reputations of any of their past or present officers, directors, employees, agents and representatives.

5. Release by the Company

(a) In exchange for the agreement of the Executive to enter into this Agreement and in consideration of the promises by the Executive in this Agreement, the Company, on behalf of itself and its respective affiliates, agents, successors and assigns hereby forever release (the "Company Release") the Executive and all of his heirs, executors, administrators, successors and assigns, in their individual and/or representative capacities, from any and all Claims that each of the Company, or its respective affiliates, agents, successors and assigns ever had, now have or may have or may hereafter acquire against the Executive, whether known or unknown to Company, by reason of Executive's employment, or otherwise involving facts that occurred on or prior to the date hereof. Claims include, without limitation, any and all claims under state contract or tort law or other applicable law, rule and regulation and any claims for breach of contract, retaliation, conspiracy or defamation but shall not include any Claim which involves misappropriation of the funds of the Company or any Claim with regard to an action or inaction involving the Company which could be charged as a felony under federal or state criminal law or any claim for fraud. Notwithstanding the foregoing, the Company shall not waive any claims seeking enforcement of Section 9 of the Employment Agreement. In any action brought by or on behalf of the Company in contravention of this release, the Executive shall be entitled to recover attorneys' fees and court costs from such party, in addition to seeking any other relief available.

(b) The Company represents and covenants on behalf of itself and its respective affiliates, agents, successors and assigns that it has not filed any Claim released against the Executive relating to Executive's employment and/or cessation of employment with the Employer, or otherwise involving facts that occurred on or prior to the date hereof.

6. Litigation Cooperation. Executive agrees to (i) provide truthful and complete cooperation, including, but not limited to, Executive's appearance at interviews and/or depositions, in all regulatory and litigation matters relating to Executive's employment or area of responsibility at the Company or any of its affiliates, whether or not such matters have already been commenced, subject to such requested cooperation and appearances not being unduly burdensome and not unreasonably interfering with Executive's other activities and (ii) provide the Company or any of its affiliates' counsel all documents in Executive's possession or control relating to such regulatory or litigation matter; provided, however, that the Company shall reimburse Executive for all reasonable travel expenses, including lodging and meals, actually incurred by Executive and if an appearance at interviews and/or depositions of the Executive shall exceed four (4) hours the Company shall reimburse Executive for his time at a per diem rate based on Executive's base salary at termination of employment.

7. Nondisparagment; References. The Company agrees on behalf of itself and its respective affiliates, agents, successors and assigns that Company, its affiliates, agents, successors and assigns shall not make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) Executive, or the personal or professional reputation of Executive. The Company further agrees that, in response to any request submitted to it for references regarding Executive's employment, the Company will release only dates of employment and position held by Executive and any information that

the parties mutually agree is appropriate to convey and Company will not discourage or prevent the reference or endorsement by any individual employee.

8. Indemnification. Executive shall continue to be entitled, at all times, to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Company's Articles of Incorporation and Bylaws, and if not set forth therein, to the maximum extent available under the laws of the Company's state of incorporation with respect to any acts he may have committed or acts he may have failed to take while he was an employee, and in the ordinary course of business, of the Company or any subsidiary or affiliate thereof, but nothing in this Section 10 shall be deemed to release Executive, or entitle Executive to indemnification, for any liability or obligation of Executive under this Agreement or, in his individual capacity as a seller of shares, the Stock Purchase Agreement.

9. Separability; Legal Fees; Arbitration. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect, and such invalid or unenforceable provisions shall be deemed to be modified to the minimum extent necessary to remain in force and effect for the greatest period and to such extent as the ruling arbitrator or court may determine constitutes a reasonable restriction under the circumstances. Except as otherwise provided in this Agreement, each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than the pursuit of equitable remedies under Section 9 such as specific performance or injunctive relief, but specifically excluding remedies relating to monetary damages), including, without limitation, remedies relating to monetary damages, that cannot be resolved by Executive, on the one hand, and the Company, on the other hand, shall be submitted to arbitration in the City of Del Mar in accordance with California law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and Executive, and judgement may be entered on the arbitration(s) award in any court having jurisdiction.

10. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

To: Pacificap Entertainment Holdings, Inc.

Attention: Mark Shaftlein

(insert address)

with a copy to:

Sichenzia Ross Friedman Ference, LLP
1065 Avenue of the Americas
New York, NY 10018

To Executive:

Ed Litwak

12868 Via Latina.
Del Mar, California

EC

Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof; and communications sent by registered or certified mail shall be deemed received five (5) business days after the sending thereof.

11. Assignment. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the permitted assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession), by the Company except (a) to any acquiror (regardless of the form of acquisition) of the Company, as the case may be, if such acquiror agrees to assume the obligations hereunder; (b) by the Company to its lenders as collateral security for financing; and (c) Executive may assign any payment received hereunder.

12. Amendment; Waiver. This Agreement may only be amended by written agreement signed by the Company and the Executive. A waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other parties. Waivers of or amendments to this Agreement shall be binding as against the Company only if approved by the Board of Directors.

13. Headings. Captions and headings are for convenience only and are not a part of, and shall not be used to construe any provision of, this Agreement.

14. Entire Agreement. This Agreement shall contain and constitute the entire understanding between the Company and any affiliates, agents and assigns, and Executive. Notwithstanding the preceding sentence, (a) Executive's rights with respect to all matters for which a Permitted Claim may be made including, without limitation, enforcement of this Agreement, all salary or bonuses accrued but unpaid as of the Effective Date, business expenses accrued but unpaid as of the Effective Date, claims for indemnification as a former officer and director of the Company and its affiliates, not be superseded by the terms of this Agreement.

15. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the internal laws of the State of California, as applied to contracts made and to be performed entirely within the State of California.

16. Confidential Nature of Agreement. The parties hereto agree to keep the terms of this Agreement strictly confidential and to not disclose the terms of this Agreement, other than disclosure (i) to the stockholders of Company for the purpose of obtaining approval for the Payments hereunder in accordance with Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, (ii) to Executive's immediate family members, legal and financial advisors, (iii) to financial and other institutions extending credit to the Company or its affiliates, (iv) to affiliates of the Company (v) as required by law or lawful court order or to any governmental taxing authorities, as is customary to disclose to investors' directors, officers and employees. The parties shall advise anyone to whom they disclose information about this Agreement of its confidential nature and their obligations to maintain the confidentiality of this Agreement. If any party receives any order to disclose information regarding this Agreement, such party shall notify the other parties of such order and shall cooperate with the other parties to resist such disclosure or require the requesting entity to continue to accord confidential treatment to such information at the sole cost and expense of the Company. The parties hereto acknowledges that as of the date hereof he has not disclosed the terms of this Agreement except as permitted above.

17. Beneficiaries; References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine. EL

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

19. Return of Company Property. Upon the termination of the consulting term hereunder, Executive shall immediately return to the Company all property of the Company and its Subsidiaries in his possession including, without limitation, credit cards, laptop computers, personal digital assistants, electronic pagers, cellular telephones, keys, key fobs, passwords, passcodes and the like, together with the automobile leased by the Company for him (unless the leasing company has agreed to permit Executive to assume the lease and to release the Company and, if applicable, Parent in writing from any obligation with respect thereto). EL

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

By: ______________________ 1-22-07

Name:

Title: Director

____

Ed Litwak 1-19-07